CONSOLIDATED NOTE

$2,416,437.52                                            November 18, 1999


        FOR VALUE RECEIVED, RAPHAEL BENAROYA (the "Maker"), promises to pay to the order of UNITED RETAIL GROUP, INC., a Delaware corporation (the
"Payee"), at the office of the Payee or at such other place as may be designated in writing by the holder of this Note, the principal sum of Two Million Four Hundred Sixteen Thousand Four Hundred Thirty-Seven and 52/100 dollars ($2,416,437.52) four years from the date set forth above. Both the maker and the Payee maintain offices at 365 West Passaic Street, Rochelle Park, New Jersey 07662.

        Interest on the outstanding balance of principal from the date hereof is payable on each anniversary of the date set forth above and at maturity at a rate per annum ("Interest Rate") equal to the Prime Rate (as hereinafter defined).

        "Prime Rate" means the prime commercial lending rate of The Chase Manhattan Bank announced to be in effect from time to time. (The Prime Rate is not necessarily the lowest rate charged by The Chase Manhattan Bank for commercial or other types of loans, it being understood that the Prime Rate is only one of the bases for computing interest on loans made by The Chase Manhattan Bank.)

        In the event of any change in the Prime Rate, the Interest Rate shall be adjusted on and as of the effective date of any change in Prime Rate provided that in no event shall such rate exceed the maximum rate of interest permitted by law. Interest shall be calculated on the basis of a 360-day year for the actual number of days involved.

        The Maker shall have the right to prepay this Note in whole at any time, or in part from time to time, without premium or penalty, but with accrued interest on the amount being prepaid to the date of such prepayment.

        This Note replaces and supersedes the Maker's note to the order of the Payee, dated February 13, 1998, in the original principal amount of $2,050,699.00.

        The Maker represents that:

        (a) there are no actions, suits or proceedings pending, or to the knowledge of the Maker threatened, against or affecting the Maker which could have an adverse effect on the ability of the Maker to honor his obligations hereunder, or involving the validity or enforceability of this Note, at law or in equity; the Maker, to the best of his knowledge after due investigation, is not in default or in violation with respect to, or operating under or subject to, any order, writ, injunction, decree or demand of any court, it being understood that the existence of any such suit or proceeding which in the judgment of the Payee would have an adverse impact on the ability of the Maker to honor his obligations hereunder shall be a default hereunder;

        (b) the consummation of the transactions hereby contemplated and performance of this Note will not result in any breach of, or constitute a default under, any mortgage, deed of trust, lease, bank loan or credit agreement, partnership agreement, or other agreement or instrument to which the Maker is a party or by which he may be bound or affected;

        (c) there is no default on the part of the Maker under or with respect to this Note and no event has occurred and is continuing which with the giving of notice or the passage of time or both would constitute a default hereof;

        (d) the Maker is not insolvent and will not be rendered insolvent by execution of this Note or consummation of the transaction contemplated thereby;

        (e) the Maker has no offsets, defenses or counterclaims to the enforcement of this Note and this Note is enforceable against the Maker in accordance with its terms; and

        (f) this Note constitutes the valid and binding obligation of the Maker and is enforceable against the Maker in accordance with its terms.

        On the second anniversary of the date set forth above, the Payee shall have the right upon 10 days' prior written notice to require the prepayment of one-half of the then outstanding balance of principal.

        No failure on the part of the Payee to exercise, and no delay in exercising, any right, remedy or power hereunder or under any other document or agreement executed in connection herewith shall operate as a waiver thereof, nor shall any single or partial exercise by the Payee of any right, remedy or power hereunder or under any other document or agreement executed in connection herewith preclude any other or future exercise of any other right, remedy or power.

        Each and every right, remedy and power hereby granted to the Payee or allowed it by law or other agreement shall be cumulative and not exclusive and may be exercised by the Payee from time to time.

        If any payment on this Note becomes due and payable on a Saturday, Sunday or public holiday under the laws of the State of New Jersey, the maturity thereof shall be extended to the next day.

        Payment of this Note shall be secured by a Pledge Agreement in the form attached hereto, which the Maker shall execute and deliver to the Payee within 10 business days after the date set forth above.

        In the event that the Payee, in enforcing its rights hereunder, determines that charges and fees incurred in connection with the Note may, under the applicable laws relative to usury, cause the interest rate herein to exceed the maximum rate allowed by law, then such interest shall be recalculated and any excess over the maximum interest permitted by said laws shall be credited to the then outstanding principal balance to reduce said balance by that amount. It is the intent of the parties hereto that the Maker, under no circumstances, shall be required to pay, nor shall the Payee be entitled to collect, any interest which is in excess of the maximum legal rate permitted under the applicable laws relative to usury.

        This Note may not be changed or modified orally, nor may any right or provision hereof be waived orally, but in each instance only by an instrument in writing signed by the holder of this Note, in the case of the Payee, by its Chief Administrative Officer.

        The Maker agrees that in the event that any interest due hereunder shall become overdue for a period in excess of fifteen (15) days, a late charge of two cents ($0.02) for each dollar ($1.00) so overdue shall be charged by the Payee for the purpose of defraying the expense incident to handling such delinquent payment, which the Maker agrees to pay.

         Presentment for payment, notice of dishonor, protest and notice of protest and all other demands and notices in connection with the delivery, performance and enforcement of this Note are hereby waived.

        If this Note shall be collected by legal proceedings or through any civil court or shall be referred to any attorney because of any default, the Maker agrees to pay a reasonable sum for attorney's fees and expenses.

        This Note shall be construed, enforced, and governed by the laws of the State of New Jersey, without regard to principles of conflicts of laws.


                                                  RAPHAEL BENAROYA
                                                  -----------------------
                                                  RAPHAEL BENAROYA







                                                                    DRAFT

                       PLEDGE AND SECURITY AGREEMENT


        PLEDGE AND SECURITY AGREEMENT (the "Agreement"), dated as of November 18, 1999, made by RAPHAEL BENAROYA (together with his heirs and personal representatives the "Pledgor") to UNITED RETAIL GROUP, INC. (together with its assigns and successors in interest, the "Payee") in its capacity as payee of the Note to its order in the principal amount of $2,416,437.52, of even date herewith, made by Pledgor (as amended from time to time, the "Note"). Both the Pledgor and the Payee maintain offices at 365 West
Passaic Street, Rochelle Park, New Jersey 07663.

        1. Pledge. As collateral security for the prompt payment of any and all obligations and liabilities of the Pledgor to the Payee, now existing or hereafter incurred under and pursuant to the terms of the Note (the "Obligations") and in consideration thereof, the Pledgor hereby pledges, assigns, hypothecates, transfers and delivers to the Payee stock certificate nos. C0314, C0315, C0316, C0317, C0318, C0319, C0320, C0321,
each representing 100,000 units, each consisting of one share of Common Stock, $.001 par value per share, of United Retail Group, Inc. and one right to purchase one one-hundredth of a share of its Preferred Stock, $.001 par value per share (a "Unit"), and stock certificate no. ________, representing 99,719 Units, together with any payments of interest, dividends or any other distributions in respect thereof and all proceeds thereof (the "Collateral").

        2. Dividends, Distributions, etc. If, while this Agreement is in effect, the Pledgor shall become entitled to receive or shall receive: (i) any dividends or other distributions in respect of the Collateral including, without limitation, stock or rights certificates; (ii) any certificate, stock option or right, whether as an addition to, in substitution of, or in exchange for any portion of any Collateral, (iii) any sums paid or property distributed upon or in respect of any Collateral upon the liquidation or dissolution of any issuer; (iv) any sums paid in connection with a reduction of capital, capital surplus or paid - in surplus; or (v) any other type of distribution, the Pledgor agrees to accept the same as agent for the Payee and to hold the same in trust on behalf of and for the benefit of the Payee and to deliver the same forthwith to the Payee in the exact form received, with the indorsement of the Pledgor when necessary, as additional collateral security for the Obligations.

        3. Voting Rights. The Pledgor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement; provided, however, that upon the occurrence and continuance of a default or an event of default under the Obligations the Pledgor's entitlement to all such rights shall cease and the Payee shall thereupon have the sole right to exercise such voting and other consensual rights.

        4. Rights of the Payee. The Payee shall not be liable for failure to collect or realize upon the Obligations or the Collateral, or any part thereof, or for any delay in so doing, nor shall the Payee be under any obligation to take any action whatsoever with regard thereto. All or any part of the Collateral may be registered in the name of the Payee or a nominee of the Payee. The Payee may, upon (i) failure by the Pledgor to make any payment due under or in connection with the Obligations or (ii) any failure of the Pledgor to comply with the terms and conditions of this Agreement thereafter exercise any and all of the rights of an owner of the Collateral as if it were the absolute owner thereof, all without liability except to account for property actually received by it, but the Payee shall not have any duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to so do or delay in so doing. The Pledgor hereby authorizes the Payee to take all actions necessary to effectuate this Agreement as his attorney-in-fact and to execute any and all documents, with or without designation of the Payee's signing capacity, on behalf of the Pledgor in connection with all activities contemplated by this Agreement, including, without limitation, to receive, indorse and collect all instruments made payable to the Pledgor representing any dividend, interest payment or other distribution in respect to the Collateral or any part thereof and to give full discharge for the same.

        5. Remedies. In the event that any portion of the Obligations shall have become or been declared due and payable or if the Pledgor violates any provision of this Agreement, the Payee, without demand or performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Pledgor or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase, contract to sell or otherwise dispose of and deliver said Collateral, or any part thereof, in one or more parcels at public or private sale or sales, on the NASDAQ National Market System or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk, with the right of the Payee upon any such sale or sales, pubic or private, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby expressly waived or released. The Payee shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of any kind incurred in connection therewith or incidental to the care, safekeeping or otherwise of any and all of the Collateral or in any way relating to the rights of the Payee hereunder, including reasonable attorney's fees and legal expenses, to the payment, in whole or in part, of the Obligations, in such order as the Payee, in its sole discretion may determine (the Pledgor remaining liable for any deficiency remaining unpaid after such application), and only after so applying such net proceeds and after the payment by the Payee of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Uniform Commercial Code, need the Payee account for the surplus, if any, to the Pledgor. The Pledgor agrees that the Payee need not give more than ten days notice of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place and that such notice is reasonable notification of such matters. In addition to the rights and remedies granted to it in this Agreement, the Payee shall have all the rights and remedies of a secured party under the Uniform Commercial Code. The Pledgor further agrees to waive and agree not to assert any rights or privileges which the Pledgor may acquire under Section 9-112 of the Uniform Commercial Code.

        6. Representations, Warranties and Covenants of the Pledgor. The Pledgor represents and warrants that (a) the Pledgor is the legal, record and beneficial owner of, and has good and marketable title to, the Collateral, subject to no pledge, lien, mortgage, hypothecation, security interest, charge, option or other encumbrance whatsoever, except the lien and security interest created by this Agreement; (b) the Pledgor has full power, authority and legal right to pledge all the Collateral pursuant to this Agreement; and (c) the pledge, assignment, hypothecation, transfer and delivery of the Collateral pursuant to this Agreement creates a valid first lien on and a fully perfected first priority security interest in the Collateral, and the proceeds thereof, subject to no prior pledge, lien, mortgage, hypothecation, security interest, charge, option or encumbrance or to any agreement purporting to grant to any third party a security interest in the Collateral except as set forth in clause (a) of this paragraph 6. The Pledgor covenants and agrees that the Pledgor will defend the right, title and security interest of the Payee in and to the Collateral and the proceeds thereof against the claims and demands of all persons whomsoever.

        7. No Disposition, etc. The Pledgor agrees that the Pledgor will not, without the prior written consent of the Payee, sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, nor will the Pledgor create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any of the Collateral, or any interest therein, or any proceeds thereof, except for the lien and security interest provided for by this Agreement as set forth in clause (a) of paragraph 6 hereof.

        8. Limitation on the Payee's Duty in Respect of the Collateral. Beyond the use of reasonable care in the custody thereof, the Payee shall not have any duty as to the Collateral in its possession or control or in the possession or control of any agent or nominee of the Payee or any income therefrom or as to the preservation of rights against prior parties or any other rights pertaining thereto.

        9. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        10. No waiver; Cumulative Remedies. The Payee shall not, by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder and no waiver shall be valid unless in writing and signed by the Chief Administrative Officer of the Payee, and then only to the extent therein set forth. A waiver by the Payee of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Payee would otherwise have on any future occasion. No failure to exercise nor any delay in exercising, on the part of the Payee, any right, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.

        11. Amendments. None of the terms or provisions of this Agreement may be altered, modified or amended except by an instrument in writing, duly executed by the Pledgor and the Chief Administrative Officer of the Payee.

        12. Notices. All notices, requests and other communications provided for hereunder shall be in writing and shall be deemed to have been duly given or made when delivered by hand, or if sent by certified mail, three days after the day on which mailed, or, in the case of facsimile transmission, when answerback received, or, in the case of an overnight courier service, one business day after delivery to such courier service, addressed as set forth above, or to such other address as may be hereafter notified by the respective parties hereto, in the case of the Payee to the attention of its Chief Administrative Officer.

        IN WITNESS WHEREOF, the Pledgor has caused this Agreement to be duly executed and delivered, on the day and year first above written.



                                            -----------------------------
                                            Raphael Benaroya